UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) — July 18, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

140 Union Square Drive
New Hope, Pennsylvania		18938
(Address of principal executive offices)		(Zip Code)

(215) 862-6860
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.        OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 18, 2003 we filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent®.   The case is captioned as Photogen Technologies, Inc. and Alliance Pharmaceutical Corp. v. Amersham Health Inc. et. al., Civil Action No. 03CV2853(SRC), in the United States District Court for the District of New Jersey.  Our complaint alleges that principally through their Optison® product, Amersham Health Inc. and related Amersham entities infringe on seven patents owned by Photogen.  We are also seeking a declaration that the claims of fourteen Amersham patents are invalid and are not infringed by Photogen’s Imagent® product.  Alliance Pharmaceutical Corp., the party from whom we recently acquired the Imagent® product, is also a plaintiff in the suit.  We are seeking damages, an injunction against Amersham, a declaratory judgment and other relief.

Amersham filed an answer dated July 18, 2003 denying the material allegations of our claims and asserting certain affirmative defenses and counterclaims.  Amersham’s counterclaims against us include claims of patent infringement, breach of contract, breach of good faith and fair dealing, and tortious interference with contract.  We are studying Amersham’s answer, defenses and counterclaims in consultation with our counsel.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

	By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: July 24, 2003